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 Exhibit 10-a
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                            ADC TELECOMMUNICATIONS, INC.
                             1991 STOCK INCENTIVE PLAN
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                    PLAN ADDENDUM FOR OPTION GRANTS IN AUSTRALIA
                                 FEBRUARY 24, 1998


     The following provisions shall apply with respect to the extension of the ADC Telecommunications, Inc. 1991 Stock Incentive Plan to employees of ADC Telecommunications Australian Pty. Limited (ACN 059 167 510) and AOFR Pty. Limited (ACN 008 586 838).


     1. The references to the purchase price of an Option in Section 6(a)(i) shall mean the U.S. Dollar purchase price.

     2. If the purchase price of an Option is to be paid in cash or check as provided in Section 6(b)(iii), the cash or check shall be in U.S. Dollars.

     3. Notwithstanding Section 6(f)(iii), the Committee shall not permit the purchase price of the Option to be paid in installments or on a deferred cash basis.

     4.   No monetary consideration shall be payable for an Option grant.

     5. No shares of Common Stock or other assets shall be issued or delivered under the Plan in Australia until and unless there shall have been compliance with all the requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.


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